Exhibit 99 (d)(7)


                 MUTUAL NON-DISPARAGEMENT AND RELEASE AGREEMENT


THIS MUTUAL NON-DISPARAGEMENT AND RELEASE AGREEMENT (the "Agreement") is entered into as of April 30, 2004 by and among Gucci America, Inc., a Delaware corporation ("GAI"), Gucci Group N.V., a Dutch company and the sole shareholder of GAI ("Gucci"), Pinault Printemps-Redoute, a French company and, the controlling shareholder of Gucci ("PPR" and together with GAI and Gucci the "Companies"), and _____________________ (the "Executive").

WHEREAS, each of the Companies, on the one hand, and the Executive, on the other hand, derive significant benefit from their reputations in the fashion industry and the financial markets; and

WHEREAS, each of the Companies, on the one hand, and the Executive, on the other hand, have worked together for a period of years and the result of that work is a common interest in preserving the integrity and image of the Companies, on the one hand, and the Executive on the other hand; and

WHEREAS, the Companies and the Executive have an important and common interest in ensuring that their respective reputations remain intact following the resignation of the Executive effective May 1, 2004 and following the completion of the offer by PPR to acquire all of the Gucci shares which it does not beneficially own (the "PPR Offer").

 NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. AGREEMENT TO TENDER GUCCI SHARES INTO THE PPR OFFER AND TO SURRENDER ALL OTHER EQUITY INTERESTS UPON COMPLETION OF THE PPR OFFER

         The Executive agrees that, to the extent he is the beneficial owner of shares of Gucci common stock or options exercisable into shares of Gucci common stock on the last day of the offer period (or subsequent offer period, if any) with respect to the PPR Offer, he will tender any shares of Gucci common stock then owned by him into the PPR Offer, and upon completion of the PPR Offer, will surrender for no monetary value all options exercisable into shares of Gucci common stock and all other equity interests in Gucci then held by him. The Executive hereby waives any equity entitlement or interest he may have in Gucci following the completion of the PPR Offer, except the right to receive payments for such stock as contemplated by the PPR Offer.

2.       MUTUAL NON-DISPARAGEMENT

       (a) The Executive agrees to refrain from making any public statements (or authorizing any statements to be reported as being attributed to the Executive) that are critical, derogatory or which may tend to injure the reputation or business of the Companies.

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       (b) The Companies will not make, and agree to use their best efforts to cause the officers, directors and spokespersons of the Companies and/or of any person directly or indirectly controlling, controlled by or under common control with any of the Companies ("Affiliates") to refrain from making, any public statements (or authorizing any statements to be reported as being attributed to the Companies), that are critical, derogatory or which may tend to injure the reputation or business of the Executive, and the Companies shall instruct such officers, directors and spokespersons to refrain from making such statements.

       (c) It is understood and agreed that the Companies on the one hand, and the Executive on the other hand, if and to the extent they are a non-breaching party under the Agreement, may respond to any detrimental, disparaging or generally negative statement by the other, or by officers, directors and spokespersons of the Companies and their Affiliates, by publicly providing accurate information, and any such response will not be deemed to be a breach of this agreement.

       (d) Each party hereto acknowledges and agrees that each other party hereto will be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants set forth in this Section 2. Therefore, in addition to and without limiting any other remedies that may be available to any party hereto, upon any such violation or threatened violation, such party shall have the right to enforce such covenants by specific performance, injunctive relief or by any other means available to such party or law at in equity under this Agreement without having to post a bond. Any such action shall be subject to arbitration as provided in Section 4(k) below.

       (e) Notwithstanding any breach or threatened breach of this Section 2, the remaining sections of this Agreement shall remain in full force and effect, including the releases set forth in Section 3 below.

3.      MUTUAL RELEASE

       (a) Except as expressly set forth in the last sentence of this Section 3(a) and Section 3(d), the Executive knowingly and voluntarily agrees to remise, release, acquit and discharge the Companies and their respective Affiliates, and each of their respective principals, managing board members, supervisory board members, directors, officers, employees, agents, servants, attorneys, heirs, predecessors, successors and assigns (collectively, the "Releasees") from any and all obligations, claims, charges, actions, causes of action, claims for relief, demands, rights, damages and costs, attorneys' fees, compensatory or punitive or exemplary damages, of any nature whatsoever, known or unknown, suspected or unsuspected ("Claims"), which Executive or Executive's executors, administrators, successors or assigns ever had, now have or hereafter claim to have, in law or in equity, by reason of any matter, cause or thing whatsoever arising in connection with or relating to the Executive's employment with any of the Companies or of the Affiliates (whether as employee, officer, director or otherwise), or the termination or resignation of such employment, on or before the date of this Agreement. This release includes, but is not limited to, any Claims relating in any way to the Executive's employment with GAI, or the termination or resignation of such employment, or any

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other positions or decision-making responsibilities for Gucci and its
Affiliates, and any rights or claims arising under any statute or regulation. Notwithstanding this release, the Executive shall retain any and all rights he has under this Agreement and to enforce the agreements and obtain the benefits set forth on Schedule 3(a).

       (b) Except as expressly set forth in the last sentence of this Section 3(b) and Section 3(d), the Companies (on behalf of themselves and their respective Affiliates) knowingly and voluntarily agree to remise, release, acquit and discharge the Executive of and from any and all Claims, which the Companies or any of their Affiliates, individually or collectively, ever had, now have or hereafter claim to have, in law or in equity, by reason of any matter, cause or thing whatsoever arising in connection with or relating to the Executive's employment with any of the Companies or of the Affiliates (whether as employee, officer, director or otherwise), or the termination or resignation of such employment, on or before the date of this Agreement. This release includes, but is not limited to, any Claims relating in any way to the Executive's employment with GAI, or the termination or resignation of such employment, or any other positions or decision-making responsibilities for Gucci and its Affiliates, and any rights or claims arising under any statute or regulation. Notwithstanding this release, the Companies and their subsidiaries and Affiliates shall retain any and all rights they have under this Agreement and to enforce the agreements set forth on Schedule 3(a).

       (c) Each of the Companies, on the one hand, and the Executive, on the other hand, hereby agree, on behalf of themselves and their respective Affiliates, not to seek personal recovery in any legal proceedings on the basis of facts, events or circumstances underlying any Claims that are the subject of this mutual release and occurring prior to the date hereof.

       (d) Notwithstanding anything to the contrary in this Section 3, neither the Companies, on the one hand, nor the Executive, on the other hand, shall remise, release, acquit or discharge any Claim involving fraud or fraudulent conduct.

4.      MISCELLANEOUS

       (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereby may be assigned by any of the parties without the prior written consent of the parties.

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       (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

       (d) WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       (e) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:


                  If to the Companies:

                  To the addresses and facsimile numbers set forth on the signature page hereof in each case with copies to:

                  David A. Katz, Esq.
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  United States of America
                  Facsimile number: 001 212 403 2000

                  and

                  Scott V. Simpson, Esq.
                  Skadden, Arps, slate, Meagher & Flom LLP
                  40 Bank Street, Canary Wharf
                  London E14 5DS
                  United Kingdom
                  Facsimile number: 00 44 207 519 7070

                  If to the Executive:

                  To the address for notice set forth on the signature page hereof.

       (f) GOVERNING LAW. This Agreement shall be governed exclusively by New York law, without reference to its choice of law rules.

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       (g) ATTORNEY'S FEES AND EXPENSES. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by either party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

       (h) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter, except for the agreements set forth on Schedule 3(a).

       (i) COUNTERPARTS. This Agreement may be exercised in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

       (j) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

       (k) ARBITRATION. Any dispute, controversy or claim between the parties arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its Commercial International Arbitration Rules then in effect (the "Rules"); PROVIDED, HOWEVER, any party may seek injunctive relief through the AAA's Optional Rules for Emergency Measures of Protection. No party may seek relief hereunder from any court, including but not limited to preliminary injunctive relief, except to compel arbitration or to enforce the award of an emergency arbitrator or the arbitral tribunal. Any arbitration proceeding brought under this Section 4(k) shall be conducted in New York City and, except as otherwise provided by the Optional Rules for Emergency Measures of Protection, shall be conducted before a panel of three arbitrators. Each party shall select one arbitrator in accordance with the Rules and the two arbitrators so selected shall select a third arbitrator, who shall serve as chair of the arbitral tribunal, within thirty days of the appointment of the second arbitrator. Any arbitrator not timely appointed shall, on the request of any party be selected by the AAA. In addition to damages, the arbitrators may award any type of relief provided for in this Agreement, including permanent injunctive relief or specific performance of any provision of this Agreement. Any arbitration conducted pursuant hereto shall be confidential. No party shall disclose or authorize the disclosure of any information about the evidence adduced or the documents produced by any other party in the arbitration proceedings or about the existence, contents or results of the proceedings except as may be required by a governmental authority or as required in an action in aid of arbitration or for enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford the other parties a reasonable opportunity to protect their interests. In rendering an award, which shall be a reasoned award stating the findings of fact and conclusions of law on which it is based, the arbitrators shall be required to follow the law of the state jurisdiction designated by the parties herein. Any judgment or enforcement of any award, including an award providing for interim or permanent injunctive relief,

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rendered by the arbitrators may be entered and, enforced or appealed from in any court having jurisdiction thereof. Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration agreement, shall be governed by the Federal Arbitration Act, 9 U.S.C.ss. 1 et seq.





















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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                               GUCCI AMERICA, INC.

                               --------------------------
                               By:
                               Its:
                               Address:
                               685 Fifth Avenue
                               New York, NY 10022
                               USA

                               GUCCI GROUP N.V.

                               -------------------------
                               By:
                               Its:
                               Address:
                               Rembrandt Tower Amstelplein 1
                               HA 1096 Amsterdam
                               The Netherlands



                               PINAULT-PRINTEMPS-REDOUTE S.A.

                               -------------------------
                               By:
                               Its:
                               Address:
                               10 avenue Hoche
                               75381 Paris CEDEX 08
                               France


                               EXECUTIVE

                               ----------------------------

                               Address: